Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Third Quarter Results

St. Louis, Missouri – November 2, 2023 - Belden Inc. (NYSE: BDC) (the “Company”), a leading global supplier of network infrastructure and digitization solutions, today reported fiscal third quarter results for the period ended October 1, 2023.

Third Quarter 2023 Highlights
•Revenues of $627 million, -7% y/y and Organic Growth of -9% y/y
•GAAP EPS of $1.70, -28% y/y and Adjusted EPS of $1.78, +1% y/y
•Executed $64 million of share repurchases during the quarter, and $150 million year to date

"During the third quarter, as previously communicated, weak demand across our markets presented challenges, yet our expanding solutions-driven mix drove gross margin outperformance," said Ashish Chand, President and CEO of Belden Inc. "As we look ahead, we expect the challenges that have emerged to persist into the fourth quarter and most likely into the coming year. We will mitigate temporary demand weakness by taking productivity measures to better align with these expected conditions. With continued focus on our solutions business, we aim to not only capture share and support better margins but to further strengthen our robust foundation for sustainable long-term growth."

Third Quarter 2023

Revenues for the quarter were $627 million, compared to $670 million in the year-ago period. Organic year-over-year growth for the quarter was off 9%, with Industrial Automation Solutions and Enterprise Solutions down 4% and 14%, respectively. Net income was $72 million, compared to $104 million in the year-ago period. Prior year net income included a pre-tax gain on sale of assets of $38 million compared to $12 million this year. Net income as a percentage of revenue was 11.5%, compared to 15.5% in the year-ago period. EPS totaled $1.70 for the quarter, compared to $2.35 in the year-ago period.

Adjusted EBITDA was $115 million, compared to $118 million in the year-ago period. Adjusted EBITDA margins expanded 80bps to 18.4%, compared to 17.6% in the year-ago period. Adjusted EPS was $1.78, increasing 1% compared to $1.77 in the year-ago period. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Outlook

The fourth quarter is expected to be marked by ongoing demand headwinds, pauses in capital spending by customers, and channel destocking pressures. In the long term, the secular trends driving our business – automation, smart infrastructure, and data integration - remain intact, and Belden is uniquely positioned to provide market-leading digitization solutions. We expect to weather these temporary headwinds and surpass our prior revenue run rates as we increase our product and solution offerings, expand into additional use cases and verticals, and gain share with our solutions go-to-market strategy.

Assuming no significant changes to the current market environment, the table below provides guidance for the fourth quarter of 2023.

Fourth Quarter 2023:
Guidance
Revenues (million)	$510 - $530
GAAP EPS	$0.49 - $0.64
Adjusted EPS	$1.05 - $1.20

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss the results. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 888-394-8218 with confirmation code 6123821. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income, Earnings per Share (EPS), and Organic Growth

All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively. Organic growth is calculated as the change in revenues excluding the impacts from currency exchange rates, copper prices, acquisitions and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022

	(In thousands, except per share data)
Revenues	$626,807	$670,491	$1,960,841	$1,947,413
Cost of sales	(385,639)	(431,845)	(1,212,240)	(1,277,602)
Gross profit	241,168	238,646	748,601	669,811
Selling, general and administrative expenses	(118,079)	(110,478)	(366,288)	(318,747)
Research and development expenses	(30,190)	(26,306)	(90,544)	(75,751)
Amortization of intangibles	(9,526)	(10,105)	(30,262)	(28,099)
Gain on sale of assets	12,056	37,891	12,056	37,891
Operating income	95,429	129,648	273,563	285,105
Interest expense, net	(8,580)	(9,883)	(25,593)	(35,570)
Non-operating pension benefit	328	26	1,462	2,296
Loss on debt extinguishment	—	—	—	(6,392)
Income from continuing operations before taxes	87,177	119,791	249,432	245,439
Income tax expense	(14,850)	(16,104)	(45,385)	(39,014)
Income from continuing operations	72,327	103,687	204,047	206,425
Loss from discontinued operations, net of tax	—	—	—	(3,685)
Loss on disposal of discontinued operations, net of tax	—	(5,366)	—	(9,933)
Net income	72,327	98,321	204,047	192,807
Less: Net income (loss) attributable to noncontrolling interest	(20)	27	(245)	111
Net income attributable to Belden stockholders	$72,347	$98,294	$204,292	$192,696

Weighted average number of common shares and equivalents:
Basic	42,053	43,466	42,460	44,181
Diluted	42,625	44,063	43,129	44,810

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$1.72	$2.38	$4.81	$4.67
Discontinued operations	—	—	—	(0.08)
Disposal of discontinued operations	—	(0.12)	—	(0.22)
Net income	$1.72	$2.26	$4.81	$4.36

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$1.70	$2.35	$4.74	$4.60
Discontinued operations	—	—	—	(0.08)
Disposal of discontinued operations	—	(0.12)	—	(0.22)
Net income	$1.70	$2.23	$4.74	$4.30

Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Automation Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended October 1, 2023
Segment Revenues	$283,905	$342,902	$626,807
Segment EBITDA	37,693	77,244	114,937
Segment EBITDA margin	13.3%	22.5%	18.3%
Depreciation expense	6,632	6,810	13,442
Amortization of intangibles	4,468	5,058	9,526
Amortization of software development intangible assets	—	1,963	1,963
Severance, restructuring, and acquisition integration costs	3,453	2,622	6,075
Adjustments related to acquisitions and divestitures	197	298	495

For the three months ended October 2, 2022
Segment Revenues	$319,201	$351,290	$670,491
Segment EBITDA	46,110	71,055	117,165
Segment EBITDA margin	14.4%	20.2%	17.5%
Depreciation expense	6,020	5,827	11,847
Amortization of intangibles	4,512	5,593	10,105
Amortization of software development intangible assets	8	860	868
Severance, restructuring, and acquisition integration costs	2,702	1,858	4,560
Adjustments related to acquisitions and divestitures	(2,537)	514	(2,023)

For the nine months ended October 1, 2023
Segment Revenues	$871,777	$1,089,064	$1,960,841
Segment EBITDA	118,854	229,662	348,516
Segment EBITDA margin	13.6%	21.1%	17.8%
Depreciation expense	18,779	19,699	38,478
Amortization of intangibles	15,171	15,091	30,262
Amortization of software development intangible assets	—	5,235	5,235
Severance, restructuring, and acquisition integration costs	5,147	6,699	11,846
Adjustments related to acquisitions and divestitures	522	520	1,042

For the nine months ended October 2, 2022
Segment Revenues	$895,075	$1,052,338	$1,947,413
Segment EBITDA	118,818	206,643	325,461
Segment EBITDA margin	13.3%	19.6%	16.7%
Depreciation expense	17,214	17,229	34,443
Amortization of intangibles	13,051	15,048	28,099
Amortization of software development intangible assets	52	2,804	2,856
Severance, restructuring, and acquisition integration costs	7,605	6,535	14,140
Adjustments related to acquisitions and divestitures	(3,095)	1,648	(1,447)

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022

	(In thousands)
Total Segment and Consolidated Revenues	$626,807	$670,491	$1,960,841	$1,947,413

Total Segment EBITDA	$114,937	$117,165	$348,516	$325,461
Total non-operating pension benefit	328	26	1,462	2,296
Non-operating pension settlement loss	—	954	—	954
Eliminations	(63)	(51)	(146)	(156)
Consolidated Adjusted EBITDA (1)	$115,202	$118,094	$349,832	$328,555
Depreciation expense	(13,442)	(11,847)	(38,478)	(34,443)
Amortization of intangibles	(9,526)	(10,105)	(30,262)	(28,099)
Interest expense, net	(8,580)	(9,883)	(25,593)	(35,570)
Amortization of software development intangible assets	(1,963)	(868)	(5,235)	(2,856)
Adjustments related to acquisitions and divestitures	(495)	2,023	(1,042)	1,447
Severance, restructuring, and acquisition integration costs	(6,075)	(4,560)	(11,846)	(14,140)
Non-operating pension settlement loss	—	(954)	—	(954)
Loss on debt extinguishment	—	—	—	(6,392)
Gain on sale of assets	12,056	37,891	12,056	37,891
Income from continuing operations before taxes	$87,177	$119,791	$249,432	$245,439

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 1, 2023	December 31, 2022

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$530,971	$687,676
Receivables, net	481,125	440,102
Inventories, net	336,420	341,563
Other current assets	63,831	66,866
Total current assets	1,412,347	1,536,207
Property, plant and equipment, less accumulated depreciation	404,950	381,864
Operating lease right-of-use assets	78,497	73,376
Goodwill	892,711	862,253
Intangible assets, less accumulated amortization	271,615	246,830
Deferred income taxes	14,830	14,642
Other long-lived assets	54,449	46,503
	$3,129,399	$3,161,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$304,851	$350,058
Accrued liabilities	248,320	289,861
Total current liabilities	553,171	639,919
Long-term debt	1,145,796	1,161,176
Postretirement benefits	65,063	67,828
Deferred income taxes	67,709	58,582
Long-term operating lease liabilities	65,477	59,250
Other long-term liabilities	32,780	30,970
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	812,423	825,669
Retained earnings	949,422	751,522
Accumulated other comprehensive loss	(6,605)	(5,871)
Treasury stock	(556,343)	(428,812)
Total Belden stockholders’ equity	1,199,400	1,143,011
Noncontrolling interests	3	939
Total stockholders’ equity	1,199,403	1,143,950
	$3,129,399	$3,161,675

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	October 1, 2023	October 2, 2022

	(In thousands)
Cash flows from operating activities:
Net income	$204,047	$192,807
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	73,974	65,730
Share-based compensation	14,843	18,438
Loss on disposal of discontinued operations	—	9,934
Loss on debt extinguishment	—	6,392
Gain on sale of assets	(12,056)	(37,891)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(48,949)	(42,808)
Inventories	16,211	(11,393)
Accounts payable	(42,456)	(65,584)
Accrued liabilities	(43,318)	(41,247)
Income taxes	548	(2,347)
Other assets	(6,706)	4,269
Other liabilities	3,855	(17,500)
Net cash provided by operating activities	159,993	78,800
Cash flows from investing activities:
Cash used for business acquisitions, net of cash acquired	(106,712)	(104,481)
Capital expenditures	(61,870)	(50,250)
Proceeds from disposal of tangible assets	13,785	43,534
Proceeds from disposal of businesses, net of cash sold	9,300	334,574
Net cash provided by (used for) investing activities	(145,497)	223,377
Cash flows from financing activities:
Payments under share repurchase program	(150,000)	(136,336)
Withholding tax payments for share-based payment awards	(17,309)	(6,534)
Cash dividends paid	(6,408)	(6,762)
Payments under financing lease obligations	(254)	(123)
Payments under borrowing arrangements	—	(230,639)
Proceeds from issuance of common stock	6,568	3,717
Net cash used for financing activities	(167,403)	(376,677)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(3,798)	(21,791)
Decrease in cash and cash equivalents	(156,705)	(96,291)
Cash and cash equivalents, beginning of period	687,676	643,757
Cash and cash equivalents, end of period	$530,971	$547,466

The Condensed Consolidated Cash Flow Statement for the nine months ended October 2, 2022 includes the results of discontinued operations up to the February 22, 2022 disposal date.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended				Nine Months Ended
	October 1, 2023		October 2, 2022		October 1, 2023		October 2, 2022

	(In thousands, except percentages and per share amounts)
GAAP and Adjusted Revenues	$626,807	$—	$670,491	$—	$1,960,841	$—	$1,947,413

GAAP gross profit	$241,168		$238,646		$748,601		$669,811
Severance, restructuring, and acquisition integration costs	912		2,796		1,400		8,771
Amortization of software development intangible assets	1,963		868		5,235		2,856
Adjustments related to acquisitions and divestitures	197		514		522		1,648
Adjusted gross profit	$244,240		$242,824		$755,758		$683,086

GAAP gross profit margin	38.5%		35.6%		38.2%		34.4%
Adjusted gross profit margin	39.0%		36.2%		38.5%		35.1%

GAAP selling, general and administrative expenses	$(118,079)		$(110,478)		$(366,288)		$(318,747)
Severance, restructuring, and acquisition integration costs	5,213		1,764		10,402		5,369
Adjustments related to acquisitions and divestitures	298		(2,537)		520		(3,095)
Adjusted selling, general and administrative expenses	$(112,568)		$(111,251)		$(355,366)		$(316,473)

GAAP research and development expenses	$(30,190)		$(26,306)		$(90,544)		$(75,751)
Severance, restructuring, and acquisition integration costs	(50)		—		44		—
Adjusted research and development expenses	$(30,240)		$(26,306)		$(90,500)		$(75,751)

GAAP income from continuing operations	$72,327		$103,687		$204,047		$206,425
Income tax expense	14,850		16,104		45,385		39,014
Interest expense, net	8,580		9,883		25,593		35,570
Non-operating pension settlement loss	—		954		—		954
Loss on debt extinguishment	—		—		—		6,392
Total non-operating adjustments	23,430		26,941		70,978		81,930

Amortization of intangible assets	9,526		10,105		30,262		28,099
Severance, restructuring, and acquisition integration costs	6,075		4,560		11,846		14,140
Amortization of software development intangible assets	1,963		868		5,235		2,856
Adjustments related to acquisitions and divestitures	495		(2,023)		1,042		(1,447)
Gain on sale of assets	(12,056)		(37,891)		(12,056)		(37,891)
Total operating income adjustments	6,003		(24,381)		36,329		5,757
Depreciation expense	13,442		11,847		38,478		34,443

Adjusted EBITDA	$115,202		$118,094		$349,832		$328,555

GAAP income from continuing operations margin	11.5%		15.5%		10.4%		10.6%
Adjusted EBITDA margin	18.4%		17.6%		17.8%		16.9%

GAAP income from continuing operations	$72,327		$103,687		$204,047		$206,425
Less: Net income (loss) attributable to noncontrolling interest	(20)		27		(245)		111
GAAP net income from continuing operations attributable to Belden stockholders	$72,347		$103,660		$204,292		$206,314

GAAP income from continuing operations	$72,327		$103,687		$204,047		$206,425
Plus: Operating income adjustments from above	6,003		(24,381)		36,329		5,757
Plus: Non-operating pension settlement loss	—		954		—		954
Plus: Loss on debt extinguishment	—		—		—		6,392
Less: Net income (loss) attributable to noncontrolling interest	(20)		27		(245)		111
Less: Tax effect of adjustments above	2,682		2,121		9,202		10,360
Adjusted net income from continuing operations attributable to Belden stockholders	$75,668		$78,112		$231,419		$209,057

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$1.70		$2.35		$4.74		$4.60
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$1.78		$1.77		$5.37		$4.67

GAAP and adjusted diluted weighted average shares	42,625		44,063		43,129		44,810

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022

	(In thousands)
GAAP net cash provided by operating activities	$105,278	$87,381	$159,993	$78,800
Capital expenditures	(29,141)	(19,240)	(61,870)	(50,250)
Proceeds from disposal of tangible assets	13,776	42,110	13,785	43,534
Non-GAAP free cash flow	$89,913	$110,251	$111,908	$72,084

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2023 Guidance

Three Months Ended
December 31, 2023

GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.49 - $0.64
Amortization of intangible assets	0.21
Severance, restructuring, and acquisition integration costs	0.34
Adjustments related to acquisitions and divestitures	0.01
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$1.05 - $1.20

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including our outlook for the fourth quarter and full year 2023 and Adjusted EPS for 2025. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global markets in which we operate; the inability of the Company to develop and introduce new products; competitive responses to our products; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; the inability to achieve our strategic priorities in emerging markets; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of substitute products in the marketplace; disruptions in the Company’s information systems including due to cyber-attacks; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the possibility of a resurgence of COVID-19 or the spread of other viruses; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability to retain key employees; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to environmental, social and governance matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2022, filed with the SEC on February 24, 2023. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers the infrastructure that makes the digital journey simpler, smarter and secure. We’re moving beyond connectivity, from what we make to what we make possible through a performance-driven portfolio, forward-thinking expertise and purpose-built solutions. With a legacy of quality and reliability spanning 120-plus years, we have a strong foundation to continue building the future. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and Twitter.

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com